EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-20793, 333-31245, 333-87842, 333-135462 and 333-167373), the Registration Statements on Form  S-3 (File Nos. 333-20699, 333-54738, 333-133632, 333-157630 and 333-158714) and the Registration Statement on Form S-3D (File no. 333-167374) of Stewardship Financial Corporation of our report dated March 30, 2011 relating to the consolidated financial statements appearing in this annual report on Form 10-K.

Crowe Horwath LLP

Livingston, New Jersey
March 30, 2011